                                    EX-8.2
                                    Opinion


9/12/96

Board of Directors
Fairfield Savings Bank, F.S. B.
Box 1190 RFD
Long Grove, Illinois  60047


Board of Directors
Big Foot Financial Corp.
Box 1190 RFD
Long Grove, Illinois  60047

     Re: State of Illinois Tax Consequences of the Conversion of Fairfield Savings Bank, F.S.B. from a Federally Chartered Mutual Savings Bank to a Federally Chartered Stock Savings Bank and Sale of Common Stock of Big Foot Financial Corp.

You have requested an opinion of the potential State of Illinois income tax consequences of the proposed conversion of Fairfield Savings Bank, F.S.B. from a federally chartered mutual savings bank ("Fairfield Savings") to a federally chartered stock savings bank ("Fairfield Savings Stock") and the acquisition of Fairfield Savings Stock's capital stock by Big Foot Corp. ("Big Foot"), a newly formed holding company, pursuant to the plan of conversion (Conversion).

You have submitted for our consideration the prospectus (Prospectus) for the Conversion of Fairfield Savings from the mutual to stock form of organization. Based upon our review of the Prospectus and our understanding of the Facts (as detailed in Section I) and your Representations (as detailed in Section II), we have rendered our opinion (in Section III) regarding the potential State of Illinois income tax effect of the proposed Conversion.

Our opinion is restricted solely to the State of Illinois income tax consequences discussed herein regarding the Conversion of Fairfield Savings from the mutual to the stock form of organization, the issuance of Fairfield Savings Stock's outstanding

Board of Directors
Fairfield Savings Bank, F.S.B.
Big Foot Financial Corp.
9/12/96
Page 2


shares to Big Foot, and the granting of non-transferable rights to subscribe to Big Foot's stock to an employer's stock ownership plan, eligible account holders supplemental eligible account holders, and certain other members and recipients. We express no opinion regarding matters not expressly addressed herein and no inference should be made regarding any matter not expressly addressed.

This opinion is exclusively for the use of Big Foot, Fairfield Savings Stock and Fairfield Savings in their submission to the Office of Thrift Supervision or other appropriate governmental body or agency for approval of the proposed Conversion and related transactions described herein and is not to be used for any other purpose without our written consent. We do consent to the inclusion of this opinion as an Exhibit to the Form S-1 Registration Statement of Big Foot and the references to this opinion in such Registration Statement.

Our conclusions reflect our professional judgment based on the facts and representations delineated herein as well as existing tax authorities that are subject to change. Any changes in facts, representations, or in existing tax authority could, of course, affect our conclusions. Further, our opinion represents merely our view of the transactions. No assurance can be given that either the Treasury, the Internal Revenue Service, or the Illinois Department of Revenue will agree with our opinion. The views of the Internal Revenue Service and the Illinois Department of Revenue may differ from those expressed herein.

                                    SECTION I
                               STATEMENT OF FACTS

Fairfield Savings, with administrative offices in Long Grove, Illinois, is a federally chartered mutual savings bank. As a mutual savings bank, Fairfield Savings has never been authorized to issue stock. Instead, the proprietary interest in the reserves and undivided profits of Fairfield Savings belong to the deposit account holders of Fairfield Savings, hereinafter sometimes referred to as "depositors". A depositor of Fairfield Savings has a right to share, pro rata, with respect to the withdrawal value of his respective deposit account of any liquidation proceeds distributed in the event Fairfield

Board of Directors
Fairfield Savings Bank, F.S.B.
Big Foot Financial Corp.
9/12/96
Page 3


Savings is ever liquidated. In addition, a depositor of Fairfield Savings is entitled to interest on his account balance as fixed and paid by Fairfield Savings.

In order to provide organizational and economic strength to Fairfield Savings, the Board of Directors adopted a plan of conversion ("Plan of Conversion") whereby Fairfield Savings will convert itself into a federally chartered stock savings bank (Fairfield Savings Stock), the stock of which will be held entirely by Big Foot, a newly organized Illinois corporation. Big Foot will acquire the stock of Fairfield Savings Stock by purchase, using proceeds received from the sale of its own stock under the Plan of Conversion. In connection with the Conversion, Big Foot will issue shares of its $.01 par value common stock ("Common Stock") in the Subscription and Community Offering. The price of the Common Stock will be based on an independent appraiser's valuation of the estimated proforma market value of the Common Stock as determined by the estimated total proforma market value of Fairfield Savings Stock and Big Foot after conversion. The Conversion will be subject to the approval of the Office of Thrift Supervision, Department of Treasury ("OTS").

In accordance with the Plan of Conversion, non-transferable rights to subscribe for the purchase of Common Stock have been granted under the Plan of Conversion to the following persons in a subscription offering ("Subscription Offering"),
(1) holders of qualifying deposit accounts as of the close of business on December 31, 1994 ("Eligible Account Holders"), (2) Big Foot's tax qualified stock employee benefit plans including the Employee Stock Ownership Plan ("Employee Plans"), (3) Supplemental Eligible Account Holders, a term which is defined to mean any person who is a holder of a qualified deposit account at Fairfield Savings as of September 30, 1996 (other than Eligible Account Holders, or directors or officers of Fairfield Savings), (4) members of Fairfield Savings, consisting of depositors and borrowers of Fairfield Savings as of the voting record date other than Eligible Account Holders or Supplemental Eligible Account Holders ("Other Members") and (5) employees and officers of Fairfield Savings, other than those who would qualify as Eligible Account Holders, Supplemental Eligible Account Holders or Other Members ("Fairfield Savings' Employees"). All subscriptions received will be subject to the availability of Common Stock after satisfaction of all subscriptions of all persons having prior rights in the Subscription Offering and to the maximum and minimum purchase limitations set forth in the Plan of Conversion. Currently, and subject to the prior rights of

Board of Directors
Fairfield Savings Bank, F.S.B.
Big Foot Financial Corp.
9/12/96
Page 4


holders of subscription rights, any shares of Common Stock not subscribed for in the Subscription Offering will be offered in a community offering ("Community Offering") to certain members of the general public, with preference given to natural persons residing in the Lake and Cook counties in Illinois, in which Fairfield Savings maintains an office. It is anticipated that all shares not subscribed for in the Subscription and Community Offerings will be offered by Big Foot to the general public in a syndicated community offering ("Syndicated Community Offering").

The Conversion will not affect Fairfield Savings' deposit accounts, individual account balances or existing FDIC insurance coverage, nor will it affect Fairfield Savings' loan accounts, loan balances or the obligations of the borrowers to Fairfield Savings. Upon Conversion, voting rights with respect to Fairfield Savings' corporate matters shall vest exclusively in Big Foot, which will be the sole shareholder of Fairfield Savings Stock's stock.

Fairfield Savings Stock will continue, after completion of the Conversion, to provide existing services to depositors and borrowers pursuant to existing policies and will maintain existing offices, management and employees. Fairfield Savings Stock will continue to be insured by the FDIC up to applicable limits and will continue to be regulated by the FDIC. The affairs of Fairfield Savings Stock will be directed by the existing Board of Directors of Fairfield Savings, who will become directors of Fairfield Savings Stock. Fairfield Savings' depositors will pay expenses of the Conversion solely attributable to them, if any, Fairfield Savings and Big Foot will each pay their own expenses of the Conversion and will not pay any expenses solely attributable to the shareholders of Big Foot.

The proposed Conversion of Fairfield Savings does not include a receivership, foreclosure or similar proceeding before a federal or state agency involving a financial institution.

After the Conversion, each depositor of Fairfield Savings Stock shall have a claim upon complete liquidation of Fairfield Savings Stock of the same priority as general creditors. The claim of a depositor shall be limited to the amount of the depositor's account balance plus accrued interest.

Board of Directors
Fairfield Savings Bank, F.S.B.
Big Foot Financial Corp.
9/12/96
Page 5


A liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders shall be established upon Conversion in an amount equal to the surplus and reserves ("Net Worth") of Fairfield Savings as of the latest balance sheet contained in the final Prospectus used in connection with the Conversion. After Conversion, each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled, upon a complete liquidation of Fairfield Savings Stock, to such Holder's pro rata interest in the liquidation account. The establishment of the liquidation account will not operate to restrict the use of application of any of the Net Worth accounts of Fairfield Savings Stock, except that Fairfield Savings Stock will not declare or pay cash dividends or repurchase any of its stock if the result thereof would be to reduce its Net Worth below the amount required for the liquidation account. Each Eligible Account Holder and Supplemental Eligible Account Holder will have a pro rata interest in the total liquidation account for the amount each of Holder's deposit accounts on December 31, 1994 and September 30, 1996, respectively, the eligibility record dates, bore to the balance of all Deposit Accounts in Fairfield Savings on such dates.

If however, on any annual closing date of Fairfield Savings Stock, commencing December 31, 1994 (with respect to an Eligible Account Holder) and September 30, 1996 (with respect to a Supplemental Eligible Account Holder) the amount in any Deposit Account is less than the amount in such Deposit Account on December 31, 1994 (with respect to an Eligible Account Holder) and September 30, 1996 (with respect to a Supplemental Eligible Account Holder) or any other annual closing date, then an Eligible Account Holder's or Supplemental Eligible Account Holder's interest in the liquidation account relating to such Deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such Deposit Account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related Deposit Account. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be distributed to Big Foot as the sole stockholder of Fairfield Savings Stock.

The assets and liabilities, including deposits, of Fairfield Savings shall become the assets and liabilities of Fairfield Savings Stock. All account balances at the termination

Board of Directors
Fairfield Savings Bank, F.S.B.
Big Foot Financial Corp.
9/12/96
Page 6


of operations under Fairfield Savings' charter will be transferred by operation of law intact to Fairfield Savings Stock.

                                   SECTION II
                                 REPRESENTATIONS

     You have also provided the following representations concerning this transaction:

     (1) Fairfield Savings' Eligible Account Holders, Supplemental Eligible Account Holders, Other Members, and Fairfield Savings' Employees will pay the expenses of the Conversion solely applicable to them, if any. Big Foot, and Fairfield Savings will each pay expenses of the transaction attributable to them and will not pay any expenses solely attributable to the depositors or to Big Foot's shareholders.

     (2) The proposed transactions do not involve the payment to Big Foot, Fairfield Savings, or Fairfield Savings Stock of financial assistance from Federal agencies within the meaning of Notice 89-102, 1989-40, C.B.1.

     (3) The fair market value of the withdrawable deposit accounts plus interest in the liquidation account of Fairfield Savings Stock to be constructively received under the Plan of Conversion will, in each instance, be equal to the fair market value of the withdrawable deposit accounts in Fairfield Savings surrendered in exchange therefor.

     (4) No amount of an individual's total qualifying deposits in Fairfield Savings as of the eligibility record dates will be excluded from participating in the liquidation account.

     (5) No Eligible Account Holder or Supplemental Eligible Account Holder as of the eligibility record dates will be excluded from participating in the liquidation account.

Board of Directors
Fairfield Savings Bank, F.S.B.
Big Foot Financial Corp.
9/12/96
Page 7


     (6) None of the shares of Common Stock to be purchased by the depositor-employees of Fairfield Savings will be issued or acquired at a discount. However, shares will be given to certain employees as a compensation by means of Fairfield Savings Stock's stock award plans. Compensation to be paid to such depositor-employees will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

     (7) No cash or property will be given to Eligible Account Holders, or Supplemental Eligible Account Holders, or others in lieu of (a) non-transferable subscription rights, or (b) an interest in the liquidation account of Fairfield Savings Stock.

     (8) The exercise price of the subscription rights received by Fairfield Savings' Eligible Account Holders or Supplemental Eligible Account Holders to purchase Big Foot Common Stock will be equal to the fair market value of the stock of Big Foot at the time of the completion of the proposed transactions determined by an independent appraisal and they will have no purchase price advantage.

     (9) The Eligible Account Holders' or Supplemental Eligible Account Holders' proprietary interest in Fairfield Savings arise solely by virtue of the fact that they are account holders in Fairfield Savings. None of the compensation to be received by Eligible Account Holders-Employees or Supplemental Eligible Account Holder-Employees of Fairfield Savings will be separate consideration for any of their deposits in Fairfield Savings.

     (10) To the best of knowledge of management of Fairfield Savings, there is not now, nor will there be at the time of reorganization, any plan or intention on the part of the depositors in Fairfield Savings to withdraw their deposits from Fairfield Savings Stock following the Conversion.

     (11) All distributions to deposit holders in their capacity as deposit holders (except for normal interest payments made by Fairfield Savings) will, in the aggregate, constitute less than one percent of the fair market value of the net assets of Fairfield Savings.

Board of Directors
Fairfield Savings Bank, F.S.B.
Big Foot Financial Corp.
9/12/96
Page 8


     (12) Fairfield Savings has received an opinion from Capital Resources ("Capital Resources Opinion") which concludes that the subscription rights to be received by Eligible Account Holders, Supplemental Eligible Account Holders, and other eligible subscribers do not have any value, since they are acquired by the recipients without cost, are non-transferable and of short duration, and afford the recipients a right only to purchase conversion stock at a price equal to its estimated fair market value, which will be the same price as the public offering price for unsubscribed shares of Conversion stock.

     (13) Big Foot has no plan or intention to sell, liquidate or otherwise dispose of the stock of Fairfield Savings Stock or sell the assets of Fairfield Savings Stock other than in the ordinary course of business.

     (14) Big Foot and Fairfield Savings Stock have no current plan or intention to redeem or otherwise acquire any of the shares of Common Stock issued in the Conversion transaction.

     (15) Fairfield Savings, Fairfield Savings Stock, and Big Foot are corporations within the meaning of Section 7701(a)(3) of the Internal Revenue Code of 1986, as amended (the "Code") and are not investment companies within the meaning of Code Section 368(a)(2)(F)(iii) and
          (iv).

     (16) Upon the completion of the Conversion, Big Foot will own and hold 100% of the issued and outstanding capital stock of Fairfield Savings Stock and no other shares of capital stock of Fairfield Savings Stock will be issued and/or outstanding. At the time of the Conversion, Fairfield Savings Stock does not have any plan or intention to issue additional shares of its stock following the transaction. Further, no shares of preferred stock of Fairfield Savings Stock, if any, will be issued and/or outstanding.

     (17) There is no plan or intention for Fairfield Savings Stock to be liquidated or merged with another corporation following this proposed transaction.

Board of Directors
Fairfield Savings Bank, F.S.B.
Big Foot Financial Corp.
9/12/96
Page 9


     (18) If all of the net proceeds from the sale of conversion stock had been contributed by Big Foot to Fairfield Savings Stock in exchange for common stock of Fairfield Savings Stock in the transaction, as opposed to Big Foot retaining a portion of such net proceeds (the "retained proceeds,") and Fairfield Savings Stock immediately thereafter made a distribution of the retained proceeds to Big Foot, Fairfield Savings Stock would have sufficient current and accumulated earnings and profits for tax purposes such that the distribution would not result in the recapture of any portion of the tax bad debt reserves of Fairfield Savings Stock under Code Section 593(e).

     (19) After the Conversion, Fairfield Savings Stock will continue the business of Fairfield Savings in the same manner as prior to the Conversion. Following the Conversion, Fairfield Savings Stock has no plan or intention and Big Foot has no plan or intention to cause Fairfield Savings Stock to sell its assets other than in the ordinary course of business.

     (20) Fairfield Savings Stock has no plan or intention to issue additional shares of stock following the proposed transaction, other than shares that may be issued to employees and/or directors pursuant to certain stock option or stock award plans or that may be issued to employee benefit plans.

     (21) Immediately after the Conversion, the assets and liabilities of Fairfield Savings Stock will be identical to the assets and liabilities of Fairfield Savings immediately prior to the Conversion, plus substantially all the net proceeds from the sale of Fairfield Savings Stock's common stock to Big Foot.

     (22) The fair market value of the assets of Fairfield Savings, which will be transferred to Fairfield Savings Stock in the Conversion, will be equal to or exceed the sum of the liabilities of Fairfield Savings which will be assumed by Fairfield Savings Stock and any liabilities to which the transferred assets are subject. Fairfield Savings will have a positive regulatory net worth at the time of the transaction.

Board of Directors
Fairfield Savings Bank, F.S.B.
Big Foot Financial Corp.
9/12/96
Page 10


     (23) The applicable authority, as defined in Code Section 368(a)(3)(D), has not made the certification of insolvency described in Code Section 368(a)(3)(D), nor will such certification be made prior to or otherwise in connection with the proposed transaction. Fairfield Savings is not under the jurisdiction of a Bankruptcy or similar court.

     (24) Upon the completion of the Conversion, there will be no rights, warrants, contracts, agreements, or commitments or understanding with respect to the capital stock of Fairfield Savings Stock, nor will there be any securities outstanding which are convertible into the capital stock of Fairfield Savings Stock.

     (25) The liabilities of Fairfield Savings assumed by Fairfield Savings Stock plus the liabilities, if any, to which the transferred assets are subject were incurred by Fairfield Savings in the ordinary course of its business and are associated with the assets transferred.

     (26) Fairfield Savings will not have any Federal net operating loss carryovers or capital loss carryovers at the time of the Conversion.

     (27) The tax basis of Fairfield Savings Stock's assets (excluding cash, goodwill and any marketable security whose fair market value is at least 95% of its adjusted basis) immediately before the acquisition of its stock by Big Foot does not exceed the fair market value of Fairfield Savings Stock's assets by more than 15%. Further, the difference between the fair market value of Fairfield Savings Stock's assets, within the meaning of Code Section 382(h), and its tax basis in such assets immediately before the acquisition of its shares by Big Foot is not greater than the lesser of (a) $10,000,000 or (b) 15% of the fair market value of its assets.

     (28) Assets used to pay expenses of the Conversion and all distributions (except for regular, normal interest payments and other payments in the normal course of business made by Fairfield Savings immediately preceding the transaction) will in the aggregate constitute less than 1% of the net assets of Fairfield Savings and any such expenses and distributions will be paid by

Board of Directors
Fairfield Savings Bank, F.S.B.
Big Foot Financial Corp.
9/12/96
Page 11


          Fairfield Savings Stock from the proceeds of the sale of the Conversion stock.

                                   SECTION III
                                     OPINION

The State of Illinois has adopted federal law as currently amended as the starting point for computing Illinois taxable income [35 ILCS 5/203(b)]. Income tax terms are defined in relation to the Internal Revenue code [35 ILCS 5/102]. Taxpayers are required to use the same taxable year and accounting methods as are used in computing federal taxable income [35 ILCS 5/401(a) and 5/402(a)].

For State of Illinois tax purposes, the Internal Revenue Code and related regulations, rulings and case law are controlling unless specifically provided in the Illinois statutes. There are no specific provisions in the Illinois statutes governing the proposed transactions. Thus, our opinion below addresses our view as to the Federal income tax consequences of the proposed transactions which, as indicated above, should also be the Illinois income tax consequences.

Based solely upon the facts and representations listed above and provided that the facts and representations are correct, we render the following opinion with respect to the Federal and State of Illinois income tax consequences of the proposed transaction. Our opinion is only applicable to the tax effects of those Internal Revenue Code Sections specifically discussed below. No opinion is expressed nor can any inferences be drawn as to the applicability of any other Code Section.

     1. The proposed Conversion of Fairfield Savings from a Federally chartered mutual savings bank ("Fairfield Savings") to a Federally chartered stock savings bank ("Fairfield Savings Stock") will constitute a tax-free reorganization within the meaning of Code
          Section 368(a)(1)(F), and no gain or loss will be recognized to Fairfield Savings or Fairfield Savings Stock as a result or such Conversion.

Board of Directors
Fairfield Savings Bank, F.S.B.
Big Foot Financial Corp.
9/12/96
Page 12


     2. No gain or loss will be recognized to Fairfield Savings Stock upon the receipt of money from Big Foot in exchange for common stock of Fairfield Savings Stock [Code Section 1032(a)].

     3. No gain or loss will be recognized by Big Foot upon the receipt of money for stock issued in the Conversion. [Code Section 1032(a)].

     4. The assets of Fairfield Savings Stock following the proposed Conversion will have the same basis as in the hands of Fairfield Savings immediately before the Conversion [Code Section 362(b)].

     5. The holding period of Fairfield Savings Stock's assets following the proposed Conversion will include the period such assets were held by Fairfield Savings immediately before the Conversion [Code Section 1223(2)].

     6. No gain or loss will be recognized by Eligible Account Holders or Supplemental Eligible Account Holders of Fairfield Savings upon the issuance to them of accounts in Fairfield Savings Stock in the same dollar amount as their accounts in Fairfield Savings, plus interests in the liquidation account of Fairfield Savings Stock, because the fair market value of the withdrawable accounts coupled with the liquidation account interest in Fairfield Savings Stock at the time of the Conversion is deemed to be equal to the basis of the accounts in Fairfield Savings (Code Section 1001; see Paulsen v. Commissioner, 469 U.S. 131, 139 (1985), quoting Society for Savings v. Bowers, 349 U.S. 143 (1955); but see Revenue Rulings 69-3, 1969-1 CB 103 and 69-646,
          1969-2 CB54, the interest received rises to the level of "stock" and, thus, Code Section 354 applies).

     7. Provided that the amount to be paid for such stock pursuant to the subscription rights is equal to the fair market value of the stock, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders, Other Members, directors, officers, and employees of Fairfield Savings, upon the distribution to them of stock in Big Foot [Code Section 356(a)]. Gain realized, if any, by the Eligible Account Holders, Supplemental Eligible Account Holders, and other recipients on the

Board of Directors
Fairfield Savings Bank, F.S.B.
Big Foot Financial Corp.
9/12/96
Page 13


          distribution to them of the nontransferable subscription rights to purchase shares of Common Stock will be recognized but only in an amount not in excess of the fair market value of such subscription rights [Code Section 356(a)]. Eligible Account Holders, Supplemental Eligible Account Holders, and other recipients will not realize any taxable income as a result of the exercise by them of the non-transferable subscription rights (Rev. Rul. 56-572, 1956-2 C.B.
          182). This opinion is predicated on the representation that no person shall receive any payment in lieu of the issuance of subscription rights and upon the Capital Resources Opinion that the subscription rights do not have any value. However, notwithstanding the Capital Resources Opinion, if the subscription rights are subsequently found to have a fair market value, income may be recognized by the various recipients of the subscription rights (in certain cases whether or not the rights are exercised) and Big Foot and Fairfield Savings Stock may be taxable on the distribution of subscription rights (Code Section
          311).

     8. Pursuant to Code Section 1012, the basis of the savings accounts in Fairfield Savings Stock to be constructively received by the account holders of Fairfield Savings will be equal to the cost of such property. The cost will be the fair market value of their savings account in Fairfield Savings Stock constructively received in exchange for their savings account in Fairfield Savings. For this purpose, the fair market value of the deposit accounts in Fairfield Savings Stock after the proposed Conversion will be equal to the basis the Eligible Account Holders and Supplemental Eligible Account Holders have in their deposits in Fairfield Savings immediately before the proposed Conversion. The basis for each account holder's interest in the liquidation account of Fairfield Savings Stock will be equal to the cost of such property. The cost will be the same as the fair market value of the proprietary interest received in Fairfield Savings Stock, in exchange for their proprietary interest in Fairfield Savings. The account holders' interest in the liquidation account in Fairfield Savings Stock will be deemed to have a basis and fair market value equal to zero. [See Paulsen v. Commissioner, 469 U.S. at 139 (1985) and Rev. Rul. 71-233, 1971-1 C.B. 113].

Board of Directors
Fairfield Savings Bank, F.S.B.
Big Foot Financial Corp.
9/12/96
Page 14


     9. The basis of Big Foot's stock to its stockholders will be the purchase price paid therefore plus the basis, if any, of non-transferable subscription rights (Code Section 1012). Accordingly, assuming the subscription rights have no value, the basis of the Common Stock to the Eligible Account Holders and Supplemental Eligible Account Holders will be the amount paid therefore. Our opinion is predicated upon the Capital Resources Opinion that the subscription rights do not have any value. The holding period of the Common Stock purchased pursuant to the exercise of subscription rights shall commence on the date on which the right to acquire such stock was exercised [Code Section 1223
          (6)].

    10. For purposes of Code Section 381, Fairfield Savings Stock will be treated as if there had been no reorganization. Accordingly, the taxable year of Fairfield Savings will not end on the effective date of the Conversion and the tax attributes of Fairfield Savings will be taken into account by Fairfield Savings Stock as if there had been no reorganization [Treasury Regulation Section 1.381(b)-(1)(a)(2)]. The part of the taxable year of Fairfield Savings before the Conversion through Fairfield Savings' normal year end will constitute a single taxable year of Fairfield Savings Stock (Revenue Ruling 57-276, 1957-1 C.B. 126).

     11. Pursuant to the provisions of Code Section 381(c)(2) and Treasury Regulation Section 1.381(c)(2)-1, Fairfield Savings Stock will succeed and take into account the earnings and profits of Fairfield Savings as of the date of the Conversion. The Conversion will not diminish the accumulated earnings and profits of Fairfield Savings Stock available for the subsequent distribution of dividends within the meaning of Code Section 316 and Treasury Regulations Section 1.312-11(b) and (c) as well as Code Section 593(e).

     12. Pursuant to the provisions of Code Section 381(c)(3) and Treasury Regulation Section 1.381(c)(3)-1, and subject to the restrictions therein, Fairfield Savings Stock will succeed to and take into account capital loss carryovers, if any, of Fairfield Savings in its first taxable year ending after the date of the Conversion subject to the limitations of Code Section 382, if applicable.

Board of Directors
Fairfield Savings Bank, F.S.B.
Big Foot Financial Corp.
9/12/96
Page 15


     13. Pursuant to the provisions of Code Section 381(c)(4) and Treasury Regulation Section 1.381(c)(4)-1(a)(1)(ii), Fairfield Savings Stock will succeed to and take into account, immediately after the Conversion, those accounts of Fairfield Savings that represent "Base Year" tax bad debt reserves as defined in the Small Business Job Protection Act of 1996. Such Base Year tax bad debt reserves will not be required to be restored to the gross income of Fairfield Savings or Fairfield Savings Stock for the taxable year of the Conversion, and the Base Year tax bad debt reserves will have the same character in the hands of Fairfield Savings Stock as they would have in the hands of Fairfield Savings if no transfer occurred.

     14. The creation of the liquidation account on the records of Fairfield Savings Stock will have no effect on Fairfield Savings Stock's or Fairfield Savings' taxable income, deductions, or distributions to shareholders under Code Section 593(e).

     15. Pursuant to the provisions of Code Section 381(c)(1) and Treasury Regulation Section 1.381(c)(1)-1, and subject to restrictions therein, Fairfield Savings Stock will succeed to and take into account net operating loss carryovers, if any, of Fairfield Savings in its first taxable year ending after the date of the Conversion, subject to the limitations of Code Section 382, if applicable.

     16. Big Foot's acquisition of the stock of Fairfield Savings Stock will result in an ownership change of Fairfield Savings Stock within the meaning of Code Section 382(b)(2). Accordingly, if Fairfield Savings Stock had any net operating loss carryovers or net built-in losses, their use in the future years would be limited to the product of the pre-ownership fair market value of Fairfield Savings Stock and the long-term Federal tax-exempt rate on the effective date of the ownership change or, if higher, the rate in effect for either of the two calendar months immediately preceding the ownership change [Code Sections 382(a)(1) and 382 (f)(1)].

Board of Directors
Fairfield Savings Bank, F.S.B.
Big Foot Financial Corp.
9/12/96
Page 16


     17. The limitations on the deduction of built-in deductions pursuant to Treasury Regulations Section 1.1502-15(a) and built-in losses pursuant to Code Section 382(h)(3)(B)(i) with respect to Fairfield Savings Stock's assets upon the acquisition of its shares by Big Foot will not apply.

                                     SUMMARY

Based on the foregoing, it is our view that there should be no material adverse State of Illinois income tax consequences to Big Foot, Fairfield Savings (mutual or stock), Eligible Account Holders or Supplemental Eligible Account Holders and other recipients of conversion stock, as a result of the proposed transactions. However, as indicated earlier, our opinion is based upon the facts and representations detailed herein as well as current Federal and State of Illinois income tax law, related cases, rulings, etc. Any changes in the proposed transactions or in Federal and State of Illinois income tax law prior to consummation of the proposed transactions or which are retroactive in effect, could cause us to modify our opinion.

We consent to the inclusion of this opinion as an exhibit to the Form S-1 Registration Statement of Big Foot and the references to and summary of this opinion in such Registration Statement.

Very truly yours,

KPMG Peat Marwick
/s/ Vincent L. Lanuza
Vincent L. Lanuza
Partner